EXECUTION COPY

                        SETTLEMENT AND RELEASE AGREEMENT

         SETTLEMENT AND RELEASE AGREEMENT dated as of November 6, 2001 (this "AGREEMENT"), by and among INFOCROSSING, INC., a corporation incorporated under the laws of the State of Delaware (the "COMPANY") and CHARLES AUSTER, a resident of the State of New Jersey ("AUSTER").


                              W I T N E S S E T H:
                               - - - - - - - - - -


         WHEREAS the Company and Auster are parties to an Employment Agreement pursuant to which Auster serves as the President and Chief Executive Officer of the Company (the "Employment Agreement"); and

         WHEREAS certain events have occurred and certain disputes have arisen between the Company and Auster concerning, inter alia, various provisions of the Employment Agreement and the application thereof, including the rights of Auster upon the termination of his employment with the Company, which have caused the Company and Auster to conclude that it is in their mutual best interests to terminate the employment relationship between them; and

         WHEREAS the Company and Auster do, in fact, desire to terminate their employment relationship and to settle any and all outstanding claims among them; and

         WHEREAS, each party hereto, having been afforded the opportunity to be represented by counsel of its choice, has determined that a comprehensive and final settlement of any and all claims among them is in the parties mutual best interests.

         NOW THEREFORE, in consideration of the mutual covenants, agreements and releases set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed between the parties as follows:

                                    ARTICLE I

                                   DEFINITIONS

         As used herein, the following terms shall have the following meanings:

         "Affiliated Party" shall mean, with respect to any person or legal entity, any spouse, heir, executor, administrator, successor assignee, subsidiary, affiliate (as such term is defined under Rule 12b-2 under the Exchange Act), officer, director, employee, agent or representative (including any person or entity acting as legal counsel) of such person or legal entity.

         "Agreement" shall have the meaning set forth in the preamble hereto.

         "Applicable Law" means (a) any United States federal, state, local or foreign law, statute, rule, regulation, order, writ, injunction, judgment, decree or permit of any Governmental Authority and (b) any rule or listing requirement of any applicable national stock exchange or listing requirement of any national stock exchange or Commission recognized trading market on which securities issued by the Company is listed or quoted.

         "Auster" shall have the meaning set forth in the preamble hereto.

         "Auster Notes" shall mean that certain promissory note dated December 21, 2000, in the initial principal amount of $1,291,000, and that certain promissory note dated April 12, 2001, in the initial principal amount of $586,832, each made by Charles Auster in favor of the Company, in each case together with all accrued and unpaid interest due in respect thereof which as of Auster's last date of employment is $57,315.78.

         "Claim" means any allegation, action, obligation, cause of action, right of action, suit, debt, dues, sum of money, account, reckoning, bond, bill, specialty, covenant, contract, controversy, agreement, promise, variance, trespass, damages, judgment, expense, execution, claim or demand whatsoever, whether in law, equity or admiralty and whether in contract or in tort.

         "Closing Date" shall mean the date that is eight days after the execution and delivery of this Agreement by each of the parties hereto.

         "COBRA" means Section 4980B of the Internal Revenue Code of 1986, as amended, and Part 6 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974, as amended.

         "Commission" means the United States Securities and Exchange Commission
          ----------

         "Common Stock" means the Common Stock of the Company, par value $0.01 per share.

         "Company" shall have the meaning set forth in the preamble hereto.

         "Confidential Information" shall have the meaning set forth in Section
4.3 hereof.

         "Employment Agreement" shall have the meaning set forth in the recitals hereto.

         "Governmental Authority" means (i) any foreign, federal, state or local court or governmental or regulatory agency or authority, (ii) any arbitration board, tribunal or mediator and (iii) any national stock exchange or Commission recognized trading market on which securities issued by the Company are listed or quoted.

         "Person" means any individual, partnership, corporation, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof, or other entity.

         "Restricted Shares" means the 800,000 restricted shares of Common Stock awarded to Auster pursuant to Section 4(c) of the Employment Agreement.

         "Securities Act" means the Securities Act of 1933, and the rules and regulations of the Committee promulgated thereunder.

         "Shares" means the Restricted Shares and the shares of Common Stock comprising the Stock Investment.

         "Stockholders' Agreement" means the Amended and Restated Stockholders' Agreement, dated as of December 11, 2000, by and among the Company, DB Capital Investors, L.P., Sandler Capital Partners V, L.P., Sandler Internet Partners, L.P., Sandler Co-Investment Partners, L.P., the Management Stockholders (as such term is defined in the Stockholders' Agreement) and the Non-Management Stockholders (as such term is defined in the Stockholders' Agreement).

         "Stock Investment" means the 68,446 shares of Common Stock purchased by Auster pursuant to Section 5 of the Employment Agreement.

                                   ARTICLE II

                               TERMS OF SETTLEMENT

         Section 2.1. Repurchase of Stock Investment. The Company hereby acknowledges that Auster has asserted the right to rescind his purchase of the Stock Investment. In response to such claim, and without admitting or denying the validity thereof, Company has agreed to repurchase the Stock Investment on the terms herein provided. Accordingly, on the Closing Date, the Company shall repurchase the shares of Common Stock comprising the Stock Investment at a price of $12.8373868 per share of Common Stock, or an aggregate consideration of $878,667.78. Such amount shall be paid by a reduction in the amount payable under the Auster Notes.

         Section 2.2. Vesting and Repurchase of Restricted Shares. (a) Notwithstanding anything to the contrary set forth in the Employment Agreement, the parties hereto agree (i) that as of the Closing Date, all 800,000 Restricted Shares will be deemed to vest, and (ii) that as of the Closing Date, the fair market value of the 800,000 Restricted Shares is $2,580,000, being $3.225 per share.

         (b) On the Closing Date, the Company will purchase from Auster a total of 327,613 Restricted Shares for a purchase price of $3.225 per share, or an aggregate consideration of $1,056,552. Such amount shall be paid by a reduction in the amount payable under the Auster Notes.

         (c) On the Closing Date, the Company shall purchase from Auster an additional 139,535 Restricted Shares for a purchase price of $3.225 per share, or an aggregate consideration of $450,000.00. Such amount shall be paid by cheque, to be made out to the order of Auster and delivered on the Closing Date.

         Section 2.3. Medical Insurance. From and after the date the Closing Date through the earlier to occur of (a) April 2, 2003, or (b) the date on which Auster obtains employment with another employer pursuant to which he is eligible to receive, the Company shall pay the cost of any COBRA or equivalent coverage elected by Auster under the Company's existing employee medical insurance coverage. Auster hereby agrees that he shall, within seven days of obtaining alternate employment pursuant to which he is eligible to receive medical insurance, notify the Company that he has obtained such employment and the Company's obligation to provide medical insurance hereunder shall thereafter cease.

         Section 2.4. Use of Office Space; Secretarial Assistance. During the 60 day period immediately succeeding the Closing Date, Auster, upon request, shall be entitled to the use of an office in the Company's offices located in New York, New York and shall be afforded the use of a secretary to provide normal and routine secretarial services to him.

         Section 2.5. Salary and Benefits; Termination of Employment. The Company shall pay to Auster all of his normal base salary (but not any bonus) and benefits through October 2, 2001. Said payments shall be in the ordinary course of the Company's business and in accordance with customary practices. The parties hereto agree that October 2, 2001, shall be deemed to be Auster's last day of employment by the Company and that his employment shall be deemed to have terminated as of 5:00 p.m. Eastern Daylight Time on such date. All parties agree that Auster shall have no claim for any item of compensation (including, without limitation, any salary, bonus, accrued and unused vacation pay or benefits) for any period after October 2, 2001, except as expressly set forth in this Agreement.

         Section 2.6. (a) Transfer of Shares; Other Matters with respect to Company Common Stock. On the Closing Date, Auster will deliver to the Company
(i) the certificates representing the shares of Common Stock comprising the Stock Investment and (ii) certificates representing 467,148 Restricted Shares, in each case duly endorsed in blank or accompanied by stock powers executed in blank. Auster agrees that he shall cooperate with the Company and take all such reasonable action as the Company may request, to facilitate the transfer of such Shares.

                  (b) Auster agrees not to directly or indirectly sell, assign, pledge, hypothecate, deposit in any voting trust, or in any manner, transfer or dispose of any of Shares held by Auster as of the Closing Date, or any right or interest therein, (including, without limitation, by use of any derivative instrument) to any Person (each such action, a "Transfer") unless such Transfer
(a) occurs 90 days after the Closing Date and (b) is in compliance with Rule 144 under the Securities Act or any successor rule or regulation; provided, however, that prior to October 15, 2002, without the consent of the board of directors of the Company, Auster shall not Transfer an amount of Shares held by him in any three month period which exceeds the number of such Shares held by him which he could permissibly sell under Rule 144(e)(1); except that, to the extent permitted by Applicable Law, for purposes of this Agreement the reference in Rule 144(e)(1)(i) to "one percent of the shares or other units of the class outstanding as shown by the most recent report or statement published by the issuer" shall be deemed to be read as "one and a half percent of the shares or other units of the class outstanding as shown by the most recent report or statement published by the issuer," and all other provisions pursuant to Rule 144(e)(1) shall remain the same.

         Section 2.7. Resignations; Compensation Matters. (a) Auster hereby agrees that, on the Closing Date, he shall resign each of his positions as an employee, officer, director, agent or representative of the Company (including, but not limited to all positions or memberships in trade associations, if any, held solely by virtue of his affiliation with the Company). From and after the Closing Date, Auster will not represent himself as being affiliated with the Company in any capacity whatsoever. In furtherance and not in limitation of this
Section 2.7, on the Closing Date Auster shall execute and deliver to the Company a resignation letter substantially in the form of Exhibit A attached hereto. Auster acknowledges that, as of the Closing Date, he has no disagreement with the Company on any matter relating to the Company's operations, policies or practices, including without limitation, with respect to any accounting matters.

         Section 2.8. No Further Compensation or Benefits. It is the intention of the parties that all obligations they are undertaking in settlement of their disputes are fully set forth in this Agreement, together with the Exhibits hereto, and that, notwithstanding anything to the contrary set forth in the Employment Agreement or elsewhere, no further compensation or benefits shall be due Auster from the Company or any of its Affiliated Parties, including, without limitation, any severance or termination pay or any other amounts which might otherwise be due under the Employment Agreement.

         Section 2.9. Effectiveness of Documents. This Agreement and each of the related Exhibits and documents related hereto which are contemplated to be executed and delivered on the Closing Date shall become effective simultaneously at such time as this Agreement and all Exhibits and documents contemplated hereby have been executed and delivered by all parties thereto.

                                   ARTICLE III

                                 MUTUAL RELEASES

         Section 3.1. Release by Auster. Except for obligations specifically undertaken pursuant to this Agreement or any Exhibit hereto, Auster hereby releases and discharges each of the Company and its Affiliated Parties from all Claims which either Auster and/or any of his Affiliated Parties ever had, now have, or hereafter can, shall, or may have for, upon or by reason of (a) the Employment Agreement, (b) the Stockholders' Agreement, or (c) any other cause or thing whatsoever, whether expressly set forth in this Agreement or otherwise, in each case to the Closing Date of this Agreement.

         Section 3.2. Release by the Company. Except for obligations specifically undertaken pursuant to this Agreement or any Exhibit hereto, the Company hereby releases and discharges Auster and each of his Affiliated Parties from all Claims which the Company and/or any of its Affiliated Parties ever had, now have, or hereafter can, shall, or may have for, upon or by reason of (a) the Employment Agreement, (b) the Auster Notes, (c) the Stockholders' Agreement, or
(c) any other cause or thing whatsoever, whether expressly set forth in this Agreement or otherwise, in each case to the Closing Date of this Agreement.

         Section 3.3. Indemnification Rights. Notwithstanding any of the foregoing, the Company hereby agrees that Auster shall not forfeit any of his rights to indemnification to which he may be entitled in his capacity as an officer, director or employee of the Company for any actions taken by him in his capacity as an officer, director or employee of the Company during the time that he was employed by the Company.

                                   ARTICLE IV

                      SPECIAL RELEASES OF AUSTER; COVENANTS

         Section 4.1. Employment Related Releases. In exchange for and in order to induce the Company to release any Claims the Company may have against him pursuant to the Employment Agreement and the Auster Notes and to induce the Company to make the payments set forth in Article II of this Agreement, effective as of the Closing Date, Auster, hereby releases and waives any and all Claims that he and his Affiliated Parties may have against the Company and its Affiliated Parties, known or unknown, existing or claimed to exist with respect to all matters relating to his employment, and separation from employment, with the Company, including, but not limited to, all allegations, Claims or violations related to severance, notice of termination, the payment of salary or benefits and all Claims arising under the following, in each case as amended: the Age Discrimination in Employment Act of 1967; Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Equal Pay Act of 1963, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993; the Civil Rights Act of 1866; the Worker Adjustment and Retraining Notification Act, the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; and each of their state or local counterparts, the New York State Human Rights Law (Article 15 of the New York State Executive Law), the New York City Human Rights Law, as amended (Title I, Chapter B of the Administrative Code of the City of New York, the New Jersey Law Against Discrimination (N.J.S.A. 10:5-12)) or any other federal, state or local statute or ordinance; or under any public policy, contract or tort, or under common law; for wrongful discharge; or arising under any practices or procedures of the Company or its Affiliated Parties; or any claim for breach of contract, infliction of emotional distress, defamation, or any claim for costs, fees or other expenses, including attorneys fees, incurred in these matters.

         Section 4.2. Consideration Period; Waiver. Auster acknowledges that he has been advised that he is entitled to at least 21 days to consider this Agreement. In the event that he executes and delivers this Agreement prior to the expiration of the 21 day period, Auster hereby agrees such execution and delivery shall constitute a waiver of the balance of said period.

         Section 4.3. Acknowledgment of Auster Regarding Consideration. Auster hereby acknowledges and agrees that he has received good and valuable consideration for entering into this Agreement.

         Section 4.4. Confidential Information. (a) Auster hereby agrees, that except as may be required by law, to hold in strictest confidence and to not directly or indirectly publish, disseminate or otherwise disclose or allow to be disclosed, any "Confidential Information" (as defined below); provided, however, that Auster shall have no obligation to maintain in confidence any information that is or becomes publicly available through no fault of himself. "Confidential Information" shall mean business or proprietary information (including, without limitation, business plans, financial information and other subject matter pertaining to any business of the Company or any of its affiliates) that is not commonly known in the industry. Confidential Information shall also include, for example and without limitation, confidential knowledge, data, financial information or data, marketing techniques and material, business plans, methods and strategies (whether or not patentable or reduced to practice), business operations and systems, software, computer code, flow charts, pricing policies, information concerning employees, customers and/or vendors, trade secrets, discoveries, inventions (whether or not patentable or reduced to practice), improvements, research, scientific engineering information, development, databases, know-how, show-how, designs, products, compositions, original works of authorship, prototypes, maskworks, physical materials, manufacturing processes and other information disclosed or submitted orally, in writing, or by any other media. The Confidential Information as set forth above may be in any form, including but not limited to, any intangible form such as unrecorded knowledge, information, ideas or concepts, or may be embodied in equipment or other tangible form such as documents, drawings, photographs, computer code, software or other printed or electronic media.

                  (b) Auster agrees that a breach of his obligations contained in this Section 4.4 would cause irreparable damage to the Company and any of its affiliates, the exact amount of which will be difficult to ascertain and that the remedies at law for any such breach will be inadequate. Accordingly, Auster agrees that if he breaches any of his obligations contained in the Section 4.4, in addition to any other remedy which may be available at law or in equity, the Company shall be entitled to specific performance and injunctive relief, without a showing that monetary damages will not provide an adequate remedy and without being required to post a bond.

         Section 4.5. Non-Solicitation. (a) Auster hereby agrees that for two
(2) years after the date of the Closing, he shall not, directly or indirectly, on his own behalf or on behalf of others, solicit for employment any employee of the Company or any of its affiliates at the time of this Agreement or who shall subsequently become an employee of the Company or any of its affiliates or encourage any employee or consultant of the Company or any of its affiliates to leave the employ or service of the Company, nor shall Auster assist or encourage any person or entity to do any of the foregoing.

                  (b) Auster agrees that a breach of his obligations contained in this Section 4.5 would cause irreparable damage to the Company and any of its affiliates, the exact amount of which will be difficult to ascertain and that the remedies at law for any such breach will be inadequate. Accordingly, Auster agrees that if he breaches any of his obligations contained in the Section 4.5, in addition to any other remedy which may be available at law or in equity, the Company shall be entitled to specific performance and injunctive relief, without a showing that monetary damages will not provide an adequate remedy and without being required to post a bond.

         Section 4.6. Return of Company Property. Auster agrees to return to the Company any and all documents, materials, records, computer discs or other items in their respective possession or control belonging to the Company or containing Confidential Information relating to the Company, to surrender to the Company any identification or credit cards, keys, telephones, equipment or other such items owned by the Company or within their respective possession; provided that Auster shall be entitled to retain as his own personal property the laptop computer used by him in the performance of his duties for the Company.

         Section 4.7. Tax Cooperation. (a) Auster has represented to the Company that he filed an election pursuant to ss.83(b) of the Internal Revenue Code on July 13, 2000 in connection with his acquisition of the Restricted Shares. The Company filed 1999 federal and state income tax returns claiming a deduction relative to Auster's acquisition of the Restricted Shares predicated upon the premise that Auster's Section 83(b) election was valid.

                  (b) The Company acknowledges that Auster became the beneficial owner of the Restricted Shares prior to June 12, 2000.

                  (c) The Company hereby agrees to file amended 1999 federal and state income tax returns in which it adjusts its 1999 taxable income to reflect that it was not entitled to claim a deduction attributable to Auster's acquisition of the Restricted Shares. Such amended returns shall contain a disclosure statement to the effect that the Company had understood that Auster filed a ss.83(b) election on a timely basis with respect to the Restricted Shares, but the Company has now been informed by Auster that no such timely and valid election was filed. Consequently, assuming Auster did not file a timely ss.83(b) election with respect to the Restricted Shares and because the Restricted Shares, upon issuance and throughout the period in which Auster held the Restricted Shares were non-transferable and subject to a substantial risk of forfeiture, in each case within the meaning of ss.83 of the Internal Revenue Code and the Treasury Regulations thereunder, the Company was not entitled to claim a deduction in 1999 with respect to its issuance of the Restricted Shares.

                  (d) The Company shall file the foregoing amendments to its 1999 tax returns with the appropriate taxing authorities no later than February 28, 2002, and shall promptly furnish Auster with a certificate from a responsible officer of the Company attesting to that effect.

                  (e) Each party hereto hereby covenants to the other party hereto that it will take no position with any Governmental Authority, including without limitation any taxing authority, and will make no statement in any proceeding involving any such authority, that is inconsistent with the representations and agreements made by the party herein, to the extent permitted by Applicable Law. The Company further agrees that it will not settle or concede any claim regarding the filing or validity of Auster's ss.83(b) election without Auster's consent, such consent not to be unreasonably withheld, conditioned or delayed. Without being in limitation of the foregoing, the parties hereto hereby acknowledge that their agreements regarding the Stock Investment, the acquisition, vesting, and repurchase of Restricted Shares, and the filing by the Company of amended 1999 tax returns are all material elements of this Agreement and the settlement between the parties that is hereby memorialized.

                  (f) Auster shall be personally liable for the satisfaction of any federal, state or local taxes arising in connection with the award by the Company of the Restricted Shares. In addition, Auster hereby undertakes and agrees to indemnify, defend and hold harmless the Company and its affiliates and their respective directors and officers from and against any and all federal, state and local taxes or tax withholding obligations including interest and penalties, arising in connection with the vesting or repurchase by the Company hereunder of the Restricted Shares and the other undertakings by the Company as set forth in this Section 4.7. Should the Company receive notice of any claim embraced by this paragraph, it shall promptly notify Auster thereof and permit Auster and/or his representatives to comment on such claim. The Company agrees to consider such comments in good faith.

                                    ARTICLE V

                                 CERTAIN MATTERS

         Section 5.1. Representation by Counsel. Each party hereto acknowledges that, at all times during the negotiation and preparation of this Agreement, including, but not limited to the releases contained in Articles III and IV hereof such party has been represented by counsel of its choice, that such party understands the contents of this Agreement and its binding effect, that such party has reviewed this Agreement with its counsel prior to the execution and delivery hereof, and intends to knowingly and voluntarily release the Claims released hereby as of the Closing Date.

         Section 5.2. Right of Revocation. Auster shall have seven (7) days following the execution of this Agreement to revoke this Agreement and this Agreement shall not become effective or enforceable and the Closing Date shall not occur until such revocation period has expired. Any revocation within this period shall be submitted in writing. The revocation must be in writing and must be personally delivered, or mailed and post marked, within seven (7) days of the execution and delivery of this Agreement. No payments provided for herein will be made until the Closing Date. If this Agreement is revoked by Auster during such revocation period, then this Agreement shall be void and of no effect.

         Section 5.3. No Release of Claims for Failure to Perform this Agreement. For the avoidance of doubt, each party expressly acknowledges and agrees that no party hereto is releasing any Claim arising out of the failure of any party hereto to perform any obligation which such party is expressly required to perform under this Agreement.

         Section 5.4. Acknowledgment. By her acknowledgment set forth below, Laura Auster, wife of Auster, hereby acknowledges, consents and agrees to the releases contained in Articles III and IV hereof, acknowledges that she is an Affiliated Party of Auster and agrees that the Company will have no liability to her on account of any Claim released thereby.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         Section 6.1. Representations and Warranties of Auster. Auster hereby represents and warrants to the Company on the date hereof and on and as of the Closing Date as follows:

                  (a) Capacity. Auster has full capacity to enter into this Agreement and this Agreement constitutes his valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

                  (b) No Violation; Consents. The execution, delivery and performance by Auster of this Agreement does not and will not contravene any Applicable Law to which he is subject. The execution, delivery and performance by Auster of this Agreement will not violate, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any contract to which Auster is a party or by which Auster is bound or to which any of his assets is subject.
                  (c) No Known Third Party Claims. Auster is not aware of any third party Claims or potential Claims which individually or in the aggregate are material to the Company which could be reasonably asserted against the Company or its subsidiaries, officers, directors or employees as a result of actions taken by Auster while acting as an officer or director of the Company.

                  (d) Use of Proceeds. Auster hereby represents and warrants to the Company that pursuant to Section 4(c)(iii) of the Employment Agreement, he used the entire proceeds of the Auster Notes to pay federal, state and local income, withholding and other taxes for the year 2000.

         Section 6.2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser on the date hereof and on and as of the Closing Date as follows:

                  (a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

                  (b) Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company hereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes, or will, upon execution hereof by the parties hereto, constitute, a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and
(ii) as limited by laws and principles relating to the availability of specific performance, injunctive relief, or other equitable remedies.

                  (c) No Violation; Consents. The execution, delivery and performance by the Company of this Agreement does not and will not contravene any Applicable Law. The execution, delivery and performance by the Company of this Agreement will not (i) violate, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any contract to which the Company is a party or by which the Company is bound or to which any of its assets is subject and (ii) will not conflict with or violate any provision of the certificate of incorporation or by-laws or other governing documents of the Company.

                  (d) No Known Third Party Claims. The Company is not aware of any third party Claims or potential Claims which individually or in the aggregate are material to Auster which could reasonably be asserted against Auster as a result of actions taken by the Company in respect of Auster during the time Auster was acting as an officer or director of the Company.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.1. Expenses. The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel.

         Section 7.2. Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York applicable to agreements executed and to be performed solely within such State.

         Section 7.3. Jurisdiction; Agents for Service of Process. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of New York, or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement consents to and accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

         Section 7.4. Captions. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

         Section 7.5. Notices. Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by telecopy or by registered or certified mail, postage prepaid, addressed as follows: if to the Company, to Infocrossing, Inc., 2 Christie Heights Street , Leonia, New Jersey 07605, with a copy to White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, Attention: S. Ward Atterbury, Esq.; and if to Auster, to Charles Auster, 41 Edgewood Road, Summit, New Jersey 07901, with a copy to George Donaldson, Esq., Law Offices of George Donaldson, 456 Montgomery Street, Suite 1250, San Francisco, California 94104, or such other address or number as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by telecopier or mailed.

         Section 7.6. Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective Affiliated Parties.

         Section 7.7. Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

         Section 7.8. Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         Section 7.9. Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by each of the parties hereto.

         Section 7.10. Severability. It is the desire and intent of the parties that this Agreement, including, without limitation, the mutual releases contained herein, shall be enforced to the fullest extent permissible under the laws of the State of New York. If any particular provision or portion of any provision hereof, including, without limitation, any of the mutual releases contained herein, shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed to be amended to delete herefrom any such provision or portion so adjudicated in a manner calculated to give maximum effect to the remaining provisions of this Agreement; provided that the essence of this Agreement can be maintained. No such deemed amendment of this Agreement shall in any way whatsoever affect or impair the validity, legality and enforceability of the remaining provisions hereof.

         Section 7.11. Confidentiality. (a) The Company and its affiliates and their respective officers and directors covenant and agree that they shall not knowingly issue, participate in or cause (in whole or in part) the release of any adverse information or adverse statements relating to Auster or this Agreement or the circumstances surrounding this Agreement to anyone (including but not limited to any person or entity in the business trade, media or public) except to each of their counsel, accountants or agents or as required by law or upon the prior written consent of Auster. Notwithstanding, the foregoing within five business days after the Closing Date, the Company shall cause to filed with the Commission a Form 8-K announcing the resignation of Auster and attaching this Agreement as an Exhibit thereto.

                  (b) Auster covenants and agrees that he shall not knowingly issue, participate in or cause (in whole or in part) the release of any adverse information or adverse statements relating to the Company and its affiliates and their respective officers and directors or this Agreement or the circumstances surrounding this Agreement to anyone (including, but not limited to any person or entity in the business trade, media or public) except to each of his counsel or accountant or as required by law or upon the prior written consent of the Company.

                            [Signature Page Follows]

         IN WITNESS WHEREOF, the Company has caused its corporate name to be hereunto subscribed by its officer thereunto duly authorized, and Auster has signed this Agreement, all as of the day and year first above written.


                                        INFOCROSSING, INC.



                                         By:     /s/
                                             ---------------------------------
                                             Name:  Nicholas J. Letizia
                                             Title: Secretary, Sr. VP &
                                                      General Counsel



                                         CHARLES AUSTER


                                                  /s/
                                             ---------------------------------





Acknowledged and Agreed:

LAURA AUSTER


          /s/
--------------------------------

                                                                     EXHIBIT A

                           FORM OF RESIGNATION LETTER

                         [Letterhead of Charles Auster]

November 14, 2001

Infocrossing, Inc.
2 Christie Heights Street
Leonia, New Jersey  07605

Attention:  Board of Directors

Gentlemen:

         Effective immediately, I hereby resign any and all positions which I may hold as an officer, director, agent, employee or other representative of Infocrossing, Inc (the "Company"). In addition, I hereby acknowledge that, as of the date hereof, I have no disagreement with the Company on any matter relating to the Company's operations, policies or practices, including without limitation, with respect to any accounting matters.

                                                 Sincerely yours



                                                 -------------------------------
                                                 Charles Auster